EXHIBIT 21
SUBSIDIARIES OF CENTENNIAL COMMUNICATIONS CORP.
A DELAWARE CORPORATION

	NAMES	STATE OR COUNTRY
NAME OF COMPANY	DOING	OF ORGANIZATION
BUSINESS
All America Cables and Radio, Inc.	+	Grand Cayman
Bauce Communications of Beaumont, Inc.	*	Oregon
Bauce Communications, Inc.	*	Oregon
Centennial Beauregard Cellular LLC	*	Delaware
Centennial Beauregard Holding Corp.	*	Delaware
Centennial Benton Harbor Cellular Corp.	*	Delaware
Centennial Benton Harbor Holding Corp.	*	Delaware
Centennial Caldwell Cellular Corp.	*	Delaware
Centennial Caribbean Holding LLC	**/*	Delaware
Centennial Cellular Operating Company LLC	**/*	Delaware
Centennial Cellular Telephone Company of Del Norte	None	Delaware
Centennial Cellular Telephone Company of Lawrence	None	Delaware
Centennial Cellular Telephone Company of San Francisco	None	Delaware
Centennial Cellular Tri-State Operating Partnership	*	New York
Centennial Claiborne Cellular Corp.	*	Delaware
Centennial Clinton Cellular Corp.	*	Delaware
Centennial Dominican Republic Holding Corp.	+	Delaware
Centennial Florida Switch Corp.	None	Delaware
Centennial Hammond Cellular LLC	*	Delaware
Centennial Iberia Holding Corp.	*	Delaware
Centennial Jackson Cellular Corp.	*	Delaware
Centennial Lafayette Cellular Corp.	*	Louisiana
Centennial Louisiana Holding Corp.	*	Delaware
Centennial Mega Comm Holding Corp.	*	Delaware
Centennial Michiana License Co. LLC	*	Delaware
Centennial Michigan RSA 6 Cellular Corp.	*	Delaware
Centennial Michigan RSA 7 Cellular Corp.	*	Delaware
Centennial Morehouse Cellular LLC	*	Delaware
Centennial Puerto Rico License Corp.	**	Delaware
Centennial Puerto Rico Operations Corp.	**	Delaware
Centennial Randolph Cellular LLC	*	Delaware
Centennial Randolph Holding Corp.	*	Delaware
Centennial Southeast License Company LLC	*	Delaware
Century Beaumont Cellular Corp.	*	Delaware
Century Cellular Realty Corp.	*	Delaware
Century Elkhart Cellular Corp.	*	Delaware
Century Indiana Cellular Corp.	*	Delaware
Century Michiana Cellular Corp.	*	Delaware
Century Michigan Cellular Corp.	*	Delaware
Century Southbend Cellular Corp.	*	Delaware
Elkhart Cellular Telephone Company	*	Delaware
Elkhart Metronet Inc.	*	Indiana
Lafayette Cellular Telephone Company	*	Delaware
Mega Comm LLC	*	Delaware
Michiana Metronet Inc.	*	Indiana
Servicios Moviles de Comunicaciones, S.A.	Movicell	Dominican Republic
Southbend Metronet Inc.	*	Indiana
San Francisco Subsidiary Corp.	*	Delaware
Centennial USVI Operations Corp.	**	Delaware
Centennial Lafayette Communications LLC	*	Delaware
Filcare Reinsurance Company Limited	None	Bermuda

*Centennial Wireless
**Centennial de Puerto Rico +Centennial Dominicana

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